UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 27, 2021

Universal Biosensors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-52607	98-0424072
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Corporate Avenue Rowville, 3178, Victoria Australia		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

+61 3 9213 9000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.   Entry into Force of a Material Definitive Agreement.

Deed of Surrender and Lease

On February 28, 2021, Universal Biosensors Pty. Ltd. (“UBS”), a wholly-owned subsidiary of Universal Biosensors, Inc. (the “Company”), entered into a Deed of Surrender and Lease (the “Lease”) with Bowmayne Pty Ltd. (the “Lessor”) pursuant to which the existing lease with respect to the principal executive office of the Company was terminated and replaced by a new lease. The new lease is for a term of five years, commencing on January 1, 2021, for an initial annual rental amount of AUD 565,000 plus tax, which will increase by 2.5% each year. UBS has an option to extend the lease for two further terms of five years each.

The foregoing description of the Lease is qualified in its entirety by reference to the full text of the Lease, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.02.   Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Award Agreements

On February 28, 2021, the Company granted certain equity awards to each of Messrs. John Sharman, the Company’s Chief Executive Officer, and Salesh Balak, the Company’s Chief Financial Officer, pursuant to award agreements (each an “Award Agreement”).

Pursuant to the terms of the Award Agreements, each of Messrs. Balak and Sharman will receive: (i) 30,000 fully paid ordinary shares in the Company (“Ordinary Shares”) to be issued at a deemed issue price of $0.50 per share if for any 60 days prior to January 31, 2022 the volume weighted average share price of the Company is $0.70 or greater; or, (ii) 50,000 Ordinary Shares to be issued at a deemed issue price of $0.50 per share if for any 60 days prior to January 31, 2022 the volume weighted average share price of the Company is $0.90 or greater. The Ordinary Shares to be issued pursuant to each of the Award Agreements are to be issued pursuant to the Company’s Employee Share Plan.

Any Ordinary Shares issued to Messrs. Balak and Sharman pursuant to the Award Agreements will be treated as “restricted shares” as defined in the 2021 Employee Share Plan, and will be subject to a “holding lock” restricting the transferability of such Ordinary Shares as follows: (i) 25% of those Ordinary Shares will be released from holding lock at each quarter ending March 31, June 30, September 30 and December 31, 2022; (ii) if the recipient leaves the Company, the Ordinary Shares will continue to be subject to a holding lock and 25% of those Ordinary Shares will be released and available for sale at each quarter ending March 31, June 30, September 30 and December 31, 2022; (iii) if the recipient’s employment with the Company is terminated because of any breach of their employment contract, then this bonus scheme will not apply, and any Ordinary Shares issued which remain subject to a holding lock will be cancelled in accordance with applicable law.

The foregoing description of the Award Agreements is qualified in its entirety by reference to the full text of the Award Agreements and the Company’s Employee Share Plan, copies of each of which are filed herewith as Exhibit 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits

10.1	Deed of Surrender and Lease between Universal Biosensors Pty. Ltd. and Bowmayne Pty Ltd., dated January 27, 2021
10.2	Award Agreement between Universal Biosensors, Inc. and Mr. Salesh Balak, dated February 28, 2021
10.3	Award Agreement between Universal Biosensors, Inc. and Mr. John Sharman, dated February 28, 2021
10.4	Employee Share Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL BIOSENSORS, INC.

Date: March 18, 2021	By:	/s/ Salesh Balak
Salesh Balak
Chief Financial Officer